Exhibit 10.36

Equity Transfer Agreement

Transferor: Zhongshan Mingyang Energy Investment Co., Ltd.         (Party A)

Domicile: Room 401, Office Building, Mingyang Electrical Appliance Co., Ltd, Daling Administration Area, Zhongshan Torch Development Zone, Zhongshan City

Transferee: Guangdong Mingyang Wind Power Technology Co., Ltd         (Party B)

Domicile: Wuxing Village, Zhongshan Torch Development Zone, Zhongshan City

This contract was made and entered into by and between Party A and Party B on the transfer of shares of Zhongshan Mingyang Wind Power Blade Technology Co., Ltd on October 20, 2008.

Party A and Party B entered into the following agreement through amicable negotiation in the principle of equality and mutual benefits.

Article 1 Equity Transfer Price and Payment Term

1. Party A agrees to transfer 60% of the share of Zhongshan Mingyang Wind Power Blade Technology Co., Ltd (a contribution amount of RMB 30 million) it holds to Party B for RMB 30 million and Party B agrees to purchase the aforementioned share at the said price.

2. Party B agrees to pay in full the amount incurred in the aforementioned equity transfer to Party A by means of transfer within 30 (thirty) days after the conclusion of this contract.

Article 2 Representations

1. Party A hereby represents and warrants as to itself that the shares transferred to Party B are genuine capital contributed by Party A to Zhongshan Mingyang Wind Power Blade Technology Co., Ltd and equity legally owned by Party A which Party A has the sole right to dispose of. Party A represents and warrants that the transferred shares are indemnified and held harmless from or against any mortgage, pledge, guarantee, or claim from any third party. Otherwise, Party A shall assume all responsibility arising therefrom.

2. Upon Party A’s transfer and assignment of shares, all the rights and obligations of Party A in Zhongshan Mingyang Wind Power Blade Technology Co., Ltd shall be transferred to Party B automatically.

3. Party B understands and acknowledges the Articles of Association of Zhongshan Mingyang Wind Power Blade Technology Co., Ltd as well as undertakes that it will fulfill its obligations in accordance with the said Articles of Association.

Article 3 Profit and Loss Sharing

After approved by the industry and commerce administrative authorities and going through procedures for registration of change of shareholders, Party B becomes the shareholder of Zhongshan Mingyang Wind Power Blade Technology Co., Ltd which shall then distribute company’s profit and share company’s loss as per ratio of contribution and the provisions of the Articles of Association.

Article 4 Expense Bearing

Expenses pertinent to equity transfer prescribed by this company shall be respectively borne by both parties concerned in accordance with relevant legal provisions.

Article 5 Modification and Termination

This contract can be modified or terminated in case one of the following situations occurs. However, both parties to this contract must sign written contract concerning modification or termination.

1. Performance of this contract becomes impossible due to force majeure or external reasons not caused by negligence of either party but unable to be prevented;

2. Either party loses the actual ability to perform the contract;

3. The economic interest of the non-breaching party is seriously affected due to the breach of contract by one party or two parties, making it unnecessary to fulfill the contract;

4. Both parties agree to modify or terminate the contract after negotiation due to changes.

Article 6 Dispute Settlement

1.	Disputes in connection with the validity, performance, violation, and termination of this contract shall be settled through friendly consultation of each party.

2. In case the dispute can not be settled after negotiation, either party is entitled to apply for arbitration or institute legal proceedings in the people’s court.

Article 7 Condition and Date of Contract Effectuation

This contract becomes effective after approved by the board of shareholders of Zhongshan Mingyang Wind Power Blade Technology Co., Ltd and signed by both parties.

Article 8 Miscellaneous

This contract is made out in four identical copies, one for each party, one to be submitted to the industry and commerce administrative authorities, and one to be saved by Zhongshan Mingyang Wind Power Blade Technology Co., Ltd. The four copies have the same legal validity.

Party A: Zhongshan Mingyang Energy Investment Co., Ltd

Signature of Legal Representative:

Party B: Guandong Mingyang Wind Power Technology Co., Ltd

Signature of Legal Representative:

Date: